Exhibit (a)(5)
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
SUBSTITUTE FORM W-9
      Guidelines for Determining the Proper Identification Number to Give the Payor. — Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

Give the SOCIAL
SECURITY number
For this type of account:		of —

1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)
7.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
8.	Sole proprietorship account or single-owner LLC	The owner(4)

Give the EMPLOYER
IDENTIFICATION number
For this type of account:		of —

9.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative of trustee unless the legal entity itself is not designated in the account title)(5)
10.	Corporate account or LLC electing corporate status on Form 8832	The corporation
11.	Partnership account or multi-member LLC held in the name of the business	The partnership
12.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
13.	A broker or registered nominee	The broker or nominee
14.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agriculture program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	Show the name of the owner. You may also enter your business or “doing business as” name. You may also use either your social security number or employer identification number (if you have one).
(5)	List first and circle the name of the legal trust, estate, or pension trust.
NOTE:    If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
SUBSTITUTE FORM W-9
Obtaining a Number
If you do not have a taxpayer identification number (“TIN”) you should apply for one immediately. You may obtain Form SS-5, Application for a Social Security Card, at the local office of the Social Security Administration. You may obtain Form SS-4, Application for Employer Identification Number, or Form W-7, Application for IRS Individual Taxpayer Identification Number, from the Internal Revenue Service by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS’s Internet website at www.irs.gov. If you do not have a TIN, write “Applied For” in the space for the TIN.
Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL, payments include the following:

•	a corporation;

•	a financial institution;

•	an organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement account, or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code;

•	the United States or any agency or instrumentality thereof;

•	a state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof;

•	an international organization or any agency or instrumentality thereof;

•	a foreign government or any political subdivision, agency or instrumentality thereof;

•	a dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States;

•	a real estate investment trust;

•	a common trust fund operated by a bank under Section 584(a) of the Code;

•	an entity registered at all times during the tax year under the Investment Company Act of 1940;

•	a foreign central bank of issue;

•	an exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code; and

•	a nonresident alien subject to withholding under section 1441 of the Code.
Certain other payees may be exempt from either dividend and interest payments or broker transactions. You should consult your tax advisor to determine whether you might be exempt from backup withholding. Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. Complete the substitute W-9 as follows:
FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR.
IF YOU ARE A NONRESIDENT ALIEN OR FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, GIVE THE PAYOR THE APPROPRIATE COMPLETED FORM W-8.
Privacy Act Notice. Section 6109 of the Code requires you to provide your correct TIN to payers who must report the payments to the Internal Revenue Service (“IRS”). The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.
Penalties
(1) Penalty for Failure to Furnish TIN.—If you fail to furnish your correct TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty For Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.